Exhibit 99.1
                                  NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact: Investor Relations
https://ir.cedarfair.com	Michael Russell, 419.627.2233

CEDAR FAIR REPORTS 2020 FOURTH QUARTER AND FULL YEAR RESULTS
•Sets 2021 operating strategies to maximize results for seasonally weighted second half as broad vaccine distribution progresses
•Remains focused on effectively balancing investments in the business to drive growth and profitability and reducing leverage
•Poised to benefit from consumers’ preference for outdoor, closer-to-home entertainment options
SANDUSKY, Ohio (Feb. 17, 2021) -- Cedar Fair Entertainment Company (NYSE: FUN), a leader in regional amusement parks, water parks and immersive entertainment, today announced its 2020 fourth-quarter and full-year results ended Dec. 31, 2020.
“We are optimistic that levels of attendance at our parks and resort properties will significantly improve in 2021, particularly as COVID-19 vaccines become broadly available over the next few months,” said Cedar Fair President and CEO Richard A. Zimmerman. “In anticipation of improving demand, we are poised to resume normal operations, particularly during our seasonally stronger back half of the year. We have strategically designed our operating plan for the 2021 season specifically to minimize cash burn in the pre-opening period and correlate park operating calendars with forecasted demand while growing our season pass base for the 2021 and 2022 seasons."
“The safety and welfare of our associates and guests remain our highest priorities, and all of our properties that reopened in 2020 exemplified high-quality immersive entertainment in a safe, sanitized and stress-free environment,” continued Zimmerman. “We are pleased to have earned the trust and confidence of state and local officials, as well as our loyal guests and park communities, and our teams are committed to providing the same world-class experience our guests have come to expect at our parks and resorts."
“Over the last several quarters, the team implemented significant business process improvements and identified meaningful cost savings opportunities,” added Zimmerman. “These efforts have reduced our use of cash and positioned us well to emerge from the pandemic as a leaner and more cost-efficient organization. We believe the steps we’ve taken, along with other proactive measures already in process, will drive further margin improvement as we return to a normal operating environment and historical levels of attendance and revenues. Cedar Fair is poised to deliver strong performance as operating conditions improve in 2021 and beyond.”
Cedar Fair Entertainment Company - One Cedar Point Drive, Sandusky, Ohio 44870 419.627.2233

CEDAR FAIR REPORTS 2020 FOURTH QUARTER AND FULL YEAR RESULTS
Feb. 17, 2021

2020 Results
The actions taken by Cedar Fair to safeguard the health of its guests and associates had a significant impact on the Company’s 2020 financial results. As previously reported, the Company suspended operations at its parks beginning on March 14, 2020, in response to the spread of COVID-19 and local government mandates. In accordance with local and state guidelines, the Company resumed partial operations in 2020 at 10 of its 13 properties on a staggered basis beginning in mid-June through mid-July. Two parks – Cedar Point and Kings Island – remained open after Labor Day, operating on weekends through the end of October, while two additional parks – Carowinds and Kings Dominion – reopened on weekends in November and December to host abbreviated versions of their very popular WinterFest events. Following the onset of the pandemic, operations at Knott’s Berry Farm were limited to culinary festivals, which are not included in the Company’s attendance or in-park per capita spending figures after the first quarter.
Given the effects of the coronavirus pandemic on park operations, results for 2020 are not directly comparable to results for 2019, which included full operations of the legacy Cedar Fair parks, as well as operations of the two Schlitterbahn water parks after their acquisition on July 1, 2019. In 2020, the Company had 487 total operating days, excluding the culinary festivals at Knott’s Berry Farm, compared to 2,224 operating days in 2019.
For the full year ended Dec. 31, 2020, net revenues totaled $182 million versus $1.47 billion for 2019. The decrease in net revenues was the direct result of a 25.3 million-visit decrease in attendance and a $101 million decrease in out-of-park revenues, with both shortfalls due to COVID-19-related park closures and operating calendar changes in 2020, as well as the negative impact of the pandemic on demand upon reopening.
In-park per capita spending in 2020 decreased by 4% to $46.38 compared to $48.32 in 2019. This year-over-year decline was attributable to decreases in guest spending on extra-charge attractions, primarily front-of-the-line Fast Lane products, and admissions resulting from a higher season pass mix. These declines were offset in part by higher in-park per capita spending on food, merchandise, and games.
Fewer operating days in 2020, combined with cost-saving measures implemented in response to disrupted park operations, led to a decrease in operating costs and expenses for the year. For 2020, operating costs and expenses totaled $484 million compared with $991 million for 2019, representing a year-over-year decline of 51%, or $507 million. Depreciation and amortization expense in 2020 was $158 million versus $170 million in 2019, largely due to a prior period change in estimated useful life of certain long-lived assets. During the year, the Company also recognized a $104 million loss on impairment of goodwill and other intangibles, which was triggered by the impacts of the COVID-19 pandemic and included impairment of goodwill at the Schlitterbahn parks and Dorney Park, as well as the Schlitterbahn trade name.
Cedar Fair Entertainment Company - One Cedar Point Drive, Sandusky, Ohio 44870 419.627.2233

CEDAR FAIR REPORTS 2020 FOURTH QUARTER AND FULL YEAR RESULTS
Feb. 17, 2021

After the items noted above, the Company’s operating loss for 2020 totaled $572 million, compared with operating income of $309 million for 2019. The operating loss was the result of the 88% decline in net revenues, offset by the $507 million decrease in operating costs and expenses between years.
Interest expense for 2020 was $151 million, up from $100 million in 2019, due primarily to incremental interest incurred on the Company’s 2025 senior secured notes issued in April 2020, its 2028 senior unsecured notes issued in October 2020, and the 2029 senior notes issued in late June 2019. The net effect of the Company’s swaps resulted in a $16 million charge to earnings during 2020, compared with a $17 million charge in 2019. The difference reflects the change in fair market value movements in the Company’s swap portfolio. During 2020, the Company also recognized a $12 million net benefit to earnings for foreign currency gains and losses related to the U.S.-dollar denominated Canadian notes, compared with a $21 million net benefit to earnings for 2019.
For the full year, a benefit for taxes of $138 million was recorded to account for publicly traded partnership taxes and federal, state, local and foreign income taxes, compared to a tax provision of $43 million in 2019. The benefit for taxes was attributable to the Company’s 2020 pretax loss, as well as benefits from the Coronavirus Aid, Relief and Economic Security Act.
After the items above, the Company reported a 2020 net loss of $590 million, or $10.45 per diluted LP unit. This compares to 2019 net income of $172 million, or $3.03 per diluted LP unit. For 2020, the Company reported an Adjusted EBITDA loss of $302 million versus Adjusted EBITDA of $505 million for 2019. The net loss and the Adjusted EBITDA loss in 2020 are directly attributable to the impact of COVID-19 on attendance and revenues during the year, offset in part by effective cost management. See the attached table for a reconciliation of Net (loss) income to Adjusted EBITDA.
Balance Sheet and Liquidity Update
Deferred revenues at Dec. 31, 2020, totaled $194 million, representing an increase of $33 million, or 21%, when compared to deferred revenues at Dec. 31, 2019. In 2020, the Company’s season pass base grew by approximately 442,000 units, and at year end, the Company had approximately 1.8 million season passes outstanding and valid through the 2021 season, or longer at Knott’s Berry Farm.
At Dec. 31, 2020, the Company had cash on hand of $377 million, compared with a cash balance of $225 million as of the end of the third quarter and a balance of $182 million at the end of 2019. Total liquidity at Dec. 31, 2020, inclusive of $359 million of undrawn capacity under the Company’s revolving credit facility, was $736 million. Based on this level of liquidity, the Company has concluded it will have sufficient liquidity to satisfy its obligations and remain in compliance with debt covenants at least through the first quarter of 2022.
Outlook
Working closely with state and local officials, the Company has established 2021 opening dates for its seasonal parks ranging from May 8 to May 29. Knott’s Berry Farm, the Company’s only year-round park, has announced the
Cedar Fair Entertainment Company - One Cedar Point Drive, Sandusky, Ohio 44870 419.627.2233

CEDAR FAIR REPORTS 2020 FOURTH QUARTER AND FULL YEAR RESULTS
Feb. 17, 2021

return of its very popular “Taste of” walkabout culinary festivals, with the opening of the Taste of Boysenberry Festival on March 5. These limited-duration culinary festivals will be offered again until such time when the State of California and Orange County lift restrictions and allow Knott’s to resume full park operations. Planned opening dates for other parks in Cedar Fair’s portfolio include Kings Island on May 8, both Cedar Point and Canada’s Wonderland on May 14, and Carowinds on May 29.
The Company believes the combination of broader vaccine distribution over the next few months, the public’s pent-up demand for outdoor, closer-to-home entertainment, and the sizable and active 2021 season pass base at its parks will be key drivers of a strong recovery in attendance, particularly in the important second half of the year.
“Although we cannot predict how quickly attendance will reach the record levels achieved pre-pandemic, we remain optimistic in the Company’s prospects for growth and value creation in the second half of 2021 and long-term. Cedar Fair’s resilient business model, rigorous cost management and decades of experience with maximizing free cash flow during periods of demand give us the ability to effectively navigate the current macro environment and its challenges,” added Zimmerman.
“Our balance sheet provides adequate liquidity across a range of potential COVID-disrupted scenarios. With that said, to achieve our highest-priority financial objectives such as meaningfully reducing leverage, we intend to open all our parks this year and optimize performance during the peak of our 2021 season. Our strategy also includes exercising stringent discipline around cost containment and capital allocation and identifying and realizing system-wide operating efficiencies and other cost savings. At the same time, and consistent with the strategic direction we were taking the Company pre-pandemic, we are committed to investing in new capabilities aimed at capitalizing on emerging shifts in consumer behavior and preferences for broader entertainment options,” concluded Zimmerman.
Conference Call
As previously announced, the Company will host a conference call with analysts starting at 10 a.m. ET today, Feb. 17, 2021, to further discuss its recent financial performance. Participants on the call will include Cedar Fair President and CEO Richard Zimmerman, Executive Vice President and CFO Brian Witherow and Corporate Director of Investor Relations Michael Russell.
Investors and all other interested parties can access a live, listen-only audio webcast of the call on the Cedar Fair Investors website at https://ir.cedarfair.com under the tabs Investor Information / Events & Presentations / Upcoming Events. Those unable to listen to the live webcast can access a recorded version of the call on the Cedar Fair Investors website at https://ir.cedarfair.com under Investor Information / Events and Presentations / Past Events, shortly after the live call’s conclusion.
Cedar Fair Entertainment Company - One Cedar Point Drive, Sandusky, Ohio 44870 419.627.2233

CEDAR FAIR REPORTS 2020 FOURTH QUARTER AND FULL YEAR RESULTS
Feb. 17, 2021

A replay of the call is also available by phone starting at approximately 1 p.m. ET on Wednesday, Feb. 17, 2021, until 11:59 p.m. ET, Wednesday, Feb. 24, 2021. To access the phone replay, please dial (800) 585-8367 or (416) 621-4642, followed by the Conference ID # 5766965.
About Cedar Fair
Cedar Fair Entertainment Company (NYSE: FUN), one of the largest regional amusement-resort operators in the world, is a publicly traded partnership headquartered in Sandusky, Ohio. Focused on its mission to make people happy by providing fun, immersive and memorable experiences, the Company owns and operates 13 properties, consisting of 11 amusement parks, four separately gated outdoor water parks, and resort accommodations totaling more than 2,300 rooms and more than 600 luxury RV sites. Cedar Fair’s parks are located in Ohio, California, North Carolina, South Carolina, Virginia, Pennsylvania, Minnesota, Missouri, Michigan, Texas and Toronto, Ontario. The Company also operates an additional theme park in California under a management contract.
Forward-Looking Statements
Some of the statements contained in this news release that are not historical in nature constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements as to the Company's expectations, beliefs and strategies regarding the future. These forward-looking statements may involve risks and uncertainties that are difficult to predict, may be beyond our control and could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors, including the impacts of the COVID-19 pandemic, general economic conditions, adverse weather conditions, competition for consumer leisure time and spending, unanticipated construction delays, changes in the Company’s capital investment plans and projects and other factors discussed from time to time by the Company in its reports filed with the Securities and Exchange Commission (the “SEC”) could affect attendance at the Company’s parks and cause actual results to differ materially from the Company's expectations or otherwise to fluctuate or decrease. Additional information on risk factors that may affect the business and financial results of the Company can be found in the Company's Annual Report on Form 10-K and in the filings of the Company made from time to time with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, information, circumstances or otherwise that arise after the publication of this document.

This news release and prior releases are available under the News tab at http://ir.cedarfair.com
- more -
(financial tables follow)
Cedar Fair Entertainment Company - One Cedar Point Drive, Sandusky, Ohio 44870 419.627.2233

CEDAR FAIR REPORTS 2020 FOURTH QUARTER AND FULL YEAR RESULTS
Feb. 17, 2021

CEDAR FAIR, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)

	Three months ended		Twelve months ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net revenues:
Admissions	$7,124	$149,556	$67,852	$795,271
Food, merchandise and games	19,652	73,974	76,921	473,499
Accommodations, extra-charge products and other	7,101	33,716	36,782	206,155
	33,877	257,246	181,555	1,474,925
Costs and expenses:
Cost of food, merchandise and games revenues	7,963	20,332	27,991	126,264
Operating expenses	73,613	138,599	347,782	642,200
Selling, general and administrative	31,437	47,725	108,118	222,252
Depreciation and amortization	30,102	32,628	157,549	170,456
Loss on impairment / retirement of fixed assets, net	(395)	1,150	8,135	4,931
Loss on impairment of goodwill and other intangibles	—	—	103,999	—
Gain on sale of investment	—	—	(11)	(617)
	142,720	240,434	753,563	1,165,486
Operating (loss) income	(108,843)	16,812	(572,008)	309,439
Interest expense	46,328	28,550	150,669	100,364
Net effect of swaps	(3,931)	(4,536)	15,849	16,532
Loss on early debt extinguishment	249	—	2,262	—
Gain on foreign currency	(24,167)	(8,574)	(12,183)	(21,107)
Other income	(110)	(696)	(447)	(1,504)
(Loss) income before taxes	(127,212)	2,068	(728,158)	215,154
(Benefit) provision for taxes	(21,759)	(717)	(137,915)	42,789
Net (loss) income	(105,453)	2,785	(590,243)	172,365
Net (loss) income allocated to general partner	(1)	—	(6)	2
Net (loss) income allocated to limited partners	$(105,452)	$2,785	$(590,237)	$172,363

CEDAR FAIR, L.P.
UNAUDITED BALANCE SHEET DATA
(In thousands)

	December 31, 2020	December 31, 2019
Cash and cash equivalents	$376,736	$182,252
Total assets	$2,693,412	$2,581,145
Long-term debt, including current maturities:
Term debt	$255,025	$721,650
Notes	2,699,219	1,431,733
	$2,954,244	$2,153,383
Total partners' deficit	$(666,437)	$(9,966)
Cedar Fair Entertainment Company - One Cedar Point Drive, Sandusky, Ohio 44870 419.627.2233

CEDAR FAIR REPORTS 2020 FOURTH QUARTER AND FULL YEAR RESULTS
Feb. 17, 2021

CEDAR FAIR, L.P.
KEY OPERATIONAL MEASURES
(In thousands, except per capita amounts)

	Three months ended		Twelve months ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Attendance	315	5,074	2,595	27,938
In-park per capita spending (1)	$45.59	$46.44	$46.38	$48.32
Out-of-park revenues (1)	$20,670	$28,256	$67,375	$168,708
(1)    In-park per capita spending is calculated as revenues generated within our amusement parks and separately gated outdoor water parks along with related tolls and parking revenues (in-park revenues), divided by total attendance. Out-of-park revenues are defined as revenues from resort, marina, sponsorship, online transaction fees charged to customers and all other out-of-park operations. A reconciliation of out-of-park revenues to net revenues for the periods presented is as follows:

	Three months ended		Twelve months ended
(In thousands)	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
In-park revenues	$14,362	$235,663	$120,370	$1,349,903
Out-of-park revenues	20,670	28,256	67,375	168,708
Concessionaire remittance	(1,155)	(6,673)	(6,190)	(43,686)
Net revenues	$33,877	$257,246	$181,555	$1,474,925

CEDAR FAIR, L.P.
RECONCILIATION OF ADJUSTED EBITDA
(In thousands)

	Three months ended		Twelve months ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net (loss) income	$(105,453)	$2,785	$(590,243)	$172,365
Interest expense	46,328	28,550	150,669	100,364
Interest income	(11)	(912)	(460)	(2,033)
(Benefit) provision for taxes	(21,759)	(717)	(137,915)	42,789
Depreciation and amortization	30,102	32,628	157,549	170,456
EBITDA	(50,793)	62,334	(420,400)	483,941
Loss on early debt extinguishment	249	—	2,262	—
Net effect of swaps	(3,931)	(4,536)	15,849	16,532
Non-cash foreign currency gain	(24,138)	(8,533)	(12,011)	(21,061)
Non-cash equity compensation expense	1,633	3,674	(209)	12,434
Loss on impairment/retirement of fixed assets, net	(395)	1,150	8,135	4,931
Loss on impairment of goodwill and other intangibles	—	—	103,999	—
Gain on sale of investment	—	—	(11)	(617)
Acquisition-related costs	—	(76)	16	7,162
Other (1)	176	569	359	1,351
Adjusted EBITDA (2)	$(77,199)	$54,582	$(302,011)	$504,673

(1)    Consists of certain costs as defined in the Company's Third Amended 2017 Credit Agreement and prior credit agreements. These items are excluded from the calculation of Adjusted EBITDA and have included certain legal expenses and severance expenses. This balance also includes unrealized gains and losses on short-term investments.
(2)    Adjusted EBITDA represents earnings before interest, taxes, depreciation, amortization, other non-cash items, and adjustments as defined in the Third Amended 2017 Credit Agreement and prior credit agreements. The Company believes Adjusted EBITDA is a meaningful measure as it is widely used by analysts, investors and comparable companies in our industry to evaluate our operating performance on a consistent basis, as well as more easily compare our results with those of other companies in our industry. Further, management believes Adjusted EBITDA is a meaningful measure of park-level operating profitability and we use it for measuring returns on capital investments, evaluating potential acquisitions, determining awards under incentive compensation plans, and calculating compliance with certain loan covenants. Adjusted EBITDA is provided as a supplemental measure of our operating results and is not intended to be a substitute for operating income, net income or cash flows from operating activities as defined under generally accepted accounting principles. In addition, Adjusted EBITDA may not be comparable to similarly titled measures of other companies.
Cedar Fair Entertainment Company - One Cedar Point Drive, Sandusky, Ohio 44870 419.627.2233